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                                                                  EXHIBIT 23.2


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of DAOU Systems, Inc. on Form S-8 of our report dated February 13, 1998, (relating to the financial statements of Sentient Systems, Inc.), appearing in Form 8-K of DAOU Systems, Inc. dated May 19, 1998 filed with the Securities and Exchange Commission.


/s/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP
McLean, Virginia
July 24, 1998